Exhibit 10.3

September 29, 2023

Decathlon Alpha V, L.P.

Attention: Wayne Cantwell

1441 West Ute Boulevard, Suite 240

Park City, UT 84098

RE: Subordination Agreement

Dear Mr. Cantwell,

I understand that Decathlon Alpha V, L.P., a Delaware limited partnership (“Decathlon”) intends to make a revenue-based loan to INVO Bioscience Inc., a Nevada corporation (the “Borrower”), under the terms of a Revenue Loan and Security Agreement dated of even date with this letter agreement (the “Loan Agreement”). I have provided an unsecured loan to the Borrower in the aggregate principal amount of $[ ] (the “Subordinate Debt”). The Subordinate Debt is evidenced by______________________, (the “Subordinate Note”). You have indicated to me that you will not make the loan to the Borrower unless I expressly subordinate payment of the Subordinate Debt to Decathlon’s loan.

1. Subordination. Notwithstanding any provision of the Subordinate Note, I acknowledge and confirm that payment of the Subordinate Debt is subordinated to the payment in full of all indebtedness and other obligations owed to Decathlon under the Loan Agreement (the “Decathlon Obligations”). Nothing in this letter agreement restricts or prohibits the conversion of such Subordinate Note into equity of Borrower.

2. No Right of Action. Except as otherwise provided herein, I will not commence any action or proceeding against the Borrower, or join with any creditor (unless Decathlon also joins, at its sole discretion) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government, unless and until the Borrower has satisfied all of the Decathlon Obligations. Except as otherwise provided herein, I will not commence any action or proceeding with respect to any property or assets of the Borrower, will not take possession of, sell, or dispose of any property or assets of the Borrower, and will not exercise or enforce any right or remedy available to me with respect to any property or assets of the Borrower, unless and until the Borrower has satisfied all of the Decathlon Obligations.

3. Continuing Nature of Subordination. This letter agreement will be effective and may not be terminated or otherwise revoked by Borrower or me until the Borrower has satisfied all of the Decathlon payment obligations.

4. Governing Law and Construction. The validity, construction and enforceability of this letter agreement will be governed by the internal laws of the state of Utah, without giving effect to the conflict of laws principles thereof.

[Signature page follows]

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Sincerely,

DECATHLON’S ACKNOWLEDGMENT

The Decathlon hereby acknowledges receipt of a copy of the foregoing, and agrees to be bound by the terms and provisions thereof.

DECATHLON ALPHA V, L.P.

By:	Decathlon Alpha V GP, LLC
Its:	General Partner

By:	Wayne Cantwell
Its:	Managing Director

BORROWER’S ACKNOWLEDGMENT

The Borrower hereby acknowledges receipt of a copy of the foregoing, and agrees to be bound by the terms and provisions thereof, to make no payments or distributions contrary to the terms and provisions thereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

INVO BIOSCIENCE, INC.

By:	Steven Shum
Its:	CEO

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